Exhibit 10.1

$550,000,000
PLURALSIGHT, INC.

0.375% CONVERTIBLE SENIOR NOTES DUE 2024

PURCHASE AGREEMENT
March 6, 2019

March 6, 2019
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

As “Representatives” of the several
Initial Purchasers named
in Schedule I hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:
Pluralsight, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $550,000,000 principal amount of its 0.375% Convertible Senior Notes due 2024 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture dated on or about March 11, 2019 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $83,500,000 principal amount of its 0.375% Convertible Senior Notes due 2024 (the “Additional Securities”) if and to the extent that you, as the Representatives of the offering, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 0.375% Convertible Senior Notes due 2024 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), is hereinafter referred to herein as the “Class A Common Stock”. The Securities will be convertible into cash, shares of Class A Common Stock (the “Underlying Securities”), or a combination of cash and Underlying Securities, at the Company’s election in accordance with the terms of the Indenture.
The Class A Common Stock, together with the Class B common stock, par value $0.0001 per share of the Company (the “Class B Common Stock”), and Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), of the Company are hereinafter referred to as the “Common Stock.”
The Company is the sole managing member of Pluralsight Holdings, LLC, a Delaware limited liability company (“Pluralsight LLC”), and directly owns a 54.0% membership interest in Pluralsight LLC.

In connection with the offering of the Firm Securities, the Company separately intends to enter into privately-negotiated capped call transactions with certain of the Initial Purchasers or their respective affiliates and/or certain other financial institutions (the “Option Counterparties”) pursuant to capped call confirmations (the “Base Capped Call Confirmations”) to be dated the date hereof, and in connection with the issuance of any Additional Securities, the Company and the Option Counterparties may enter into additional capped call confirmations (the “Additional Capped Call Confirmations”) to be dated on or about the date on which the Initial Purchasers exercise their option to purchase such Additional Securities (such Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).
The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.
In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum; “Time of Sale Memorandum” means the Preliminary Memorandum together with each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties of the Company and Pluralsight LLC. Each of the Company and Pluralsight LLC, jointly and severally, represents and warrants to, and agrees with, the Representatives that:
(a)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) any General Solicitation that is not an Additional Written Offering Communication, made by the Company or by an Initial Purchaser with the consent of the Company, when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (i) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.
(b)    Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c)    Each of the Company and Pluralsight LLC has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, has the corporate or limited liability company power and authority to own or lease its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on (i) the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole or (ii) the power or ability of the Company or Pluralsight LLC to perform their respective obligations under the Transaction Documents (as defined below) or to consummate the transactions contemplated by the Time of Sale Memorandum (a “Material Adverse Effect”).
(d)    Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of Pluralsight LLC has been duly organized or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization, or formation, has the corporate or limited liability company power and authority, as applicable, to own or lease its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing (to the extent such concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable under such laws), except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued equity interests of each Significant Subsidiary of the Company and Pluralsight LLC have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under such laws) and are owned directly or indirectly by the Company or Pluralsight LLC, as applicable, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Memorandum.
(e)    This Agreement has been duly authorized, executed and delivered by the Company and Pluralsight LLC.
(f)    As of the Closing Date, the authorized capital stock of the Company and the authorized membership interests of Pluralsight LLC conform as to legal matters to the descriptions thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(g)    The shares of Common Stock of the Company and the membership interests of Pluralsight LLC outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in or expressly contemplated by the Time of Sale Memorandum and the Final Memorandum, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, Pluralsight LLC or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.
(h)    With respect to the stock options granted pursuant to the stock-based compensation plans of the Company, Pluralsight LLC and their subsidiaries (the “Stock Plans”), each grant of a stock option was made in accordance with the terms of the Stock Plans and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.
(i)    The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).
(j)    The maximum number of Underlying Securities initially issuable upon conversion of the Securities (including the maximum number of additional Underlying Securities by which the Conversion Rate (as such term is defined in the Time of Sale Memorandum and the Final Memorandum) (the “Conversion Rate”) may be increased in connection with a Make-Whole Fundamental Change (as such term is defined in the Time of Sale Memorandum and the Final Memorandum) and assuming (x) the Company elects, upon each conversion of the Securities, to deliver solely shares of Class A Common Stock, other than cash in lieu of fractional shares, in settlement of each conversion and (y) the Initial Purchasers exercise their option to purchase the Additional Securities in full (the “Maximum Number of Underlying Securities”)) has been duly authorized and reserved for issuance and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non‑assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(k)    The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(l)    Each Capped Call Confirmation has been duly authorized by the Company, and when executed and delivered by the Company and each Option Counterparty, each Capped Call Confirmation will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(m)    The execution and delivery by the Company and Pluralsight LLC of, and the performance by the Company and Pluralsight LLC of their respective obligations under, this Agreement, and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Securities and the Capped Call Confirmations (collectively with this Agreement, the “Transaction Documents”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement of the Company or Pluralsight LLC, as applicable, (iii) any agreement or other instrument binding upon the Company, Pluralsight LLC or the subsidiaries of the Company or Pluralsight LLC that is material to the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Pluralsight LLC or any subsidiary of the Company or Pluralsight LLC, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution and delivery by the Company or Pluralsight LLC of, and the performance by the Company or Pluralsight LLC of their respective obligations under the Transaction Documents, except (i) such as has previously been obtained and (ii) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and distribution of the Securities by the Initial Purchasers.
(n)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, from that set forth in the Time of Sale Memorandum.
(o)    Neither the Company nor Pluralsight LLC is (i) in violation of its certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or Pluralsight LLC is a party or by which the Company, Pluralsight LLC or any of their respective subsidiaries is bound or to which any of the property or assets of the Company or Pluralsight LLC is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation or any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Eeffect .
(p)    There are no legal or governmental proceedings pending or, to the knowledge of the Company or Pluralsight LLC, threatened to which the Company, Pluralsight LLC or any of their respective subsidiaries is a party or to which any of the properties of the Company, Pluralsight LLC or any of their subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Memorandum and proceedings that would not reasonably be likely to have a Material Adverse Effect or (i) that would be required to be described in the Time of Sale Memorandum and the Final Memorandum if either were a prospectus included in a registration statement on Form S-1 and are not so described in all material respects in the Time of Sale Memorandum and the Final Memorandum; and there are no statutes, regulations, contracts or other documents to which the Company, Pluralsight LLC or any subsidiary of the Company or Pluralsight LLC is subject to or by which the Company or Pluralsight LLC or any such subsidiary is bound, that would be required to be described in the Time of Sale Memorandum and the Final Memorandum if either were a prospectus included in a registration statement on Form S-1 that are not described in the Time of Sale Memorandum and the Final Memorandum in all material respects as would be required.
(q)    The Company is not, and after giving effect to the offering and sale of the Securities, the application of the proceeds therefrom and the transactions contemplated by the Capped Call Confirmations as described in the Final Memorandum, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(r)    The Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be likely to have a Material Adverse Effect.
(t)    There are no contracts, agreements or understandings between the Company or Pluralsight LLC and any person granting such person the right to require the Company or Pluralsight LLC, as applicable to file a registration statement under the Securities Act with respect to any securities of the Company or Pluralsight LLC, except as have been validly waived in connection with the issuance of the Securities contemplated hereby and as have been described in the Time of Sale Memorandum.
(u)    Neither the Company or Pluralsight LLC nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company or Pluralsight LLC has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (i) made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of the Representatives, or (i) offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(v)    It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
(w)    The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
(x)    The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Company’s capital stock, and under the caption “Description of Notes”, under the caption “Certain Material

U.S. Federal Income Tax Considerations”, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fairly summarized in all material respects.
(y)    PricewaterhouseCoopers, who have certified certain financial statements of the Company and Pluralsight LLC and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States).
(z)    (i) None of the Company, Pluralsight LLC or any of their respective subsidiaries or controlled affiliates, nor any director or officer of the Company, Pluralsight LLC or any of their respective subsidiaries, or, to the knowledge of the Company or Pluralsight LLC, any employee, agent or representative of the Company, Pluralsight LLC or any of their respective subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, Pluralsight LLC and their respective subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company, Pluralsight LLC or their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(aa)    The operations of the Company, Pluralsight LLC and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, Pluralsight LLC and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Pluralsight LLC or their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Pluralsight LLC, threatened.
(bb)    (i) None of the Company, Pluralsight LLC, any subsidiaries of the Company or Pluralsight LLC, or any director, officer, or employee of the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC, or, to the Company’s or Pluralsight LLC’s knowledge, any agent, affiliate or representative of the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or
(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea and Syria).
(ii)    The Company and Pluralsight LLC will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    For the past five years, the Company, Pluralsight LLC and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(cc)    Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) the

Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (i) the Company and Pluralsight LLC have not purchased any of their outstanding capital stock or membership interests other than from its employees or other service providers in connection with the termination of their service, as applicable, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock or membership interests other than ordinary and customary dividends; and (i) there has not been any material change in the capital stock or membership interests, short-term debt or long-term debt of the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, except in each case as described in each of the Time of Sale Memorandum and the Final Memorandum, respectively.
(dd)    The Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is covered by Section 1(ee) below) owned by them which is material to the business of the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum and the Final Memorandum or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, are held by them under valid, subsisting and to the Company’s or Pluralsight LLC’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, in each case except as described in the Time of Sale Memorandum and the Final Memorandum.
(ee)    The Company, Pluralsight LLC and their respective subsidiaries own or possess, or can reasonably promptly acquire on commercially reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property rights, moral rights and other rights throughout the world (collectively, “Intellectual Property Rights”) employed by them in connection with, the business now conducted by them or as proposed to be conducted by them in the Time of Sale Memorandum and the Final Memorandum (“Company Intellectual Property”), except where the failure to own, possess or acquire any of the foregoing would not result in a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole; and none of the Company, Pluralsight LLC or any their respective subsidiaries has received any written notice of infringement of or conflict with the Intellectual Property Rights of others that would reasonably be expected to result in a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole. The Company, Pluralsight LLC and their respective subsidiaries have taken all reasonable steps consistent with normal industry practice to secure exclusive ownership rights in the Company Intellectual Property from their employees, consultants, agents and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property owned by the Company, Pluralsight LLC or any of their respective subsidiaries that are required to be described in the Time of Sale Memorandum and the Final Memorandum are not described in all material respects. The Company, Pluralsight LLC and their respective subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Time of Sale Memorandum and are not described in all material respects. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company, Pluralsight LLC or any of their respective subsidiaries except as would not have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, and no government agency or body, university, college, other educational institution or research center has any claim or right in or to any Company Intellectual Property that is owned or purported to be owned by the Company, Pluralsight LLC or any of their respective subsidiaries. The Company, Pluralsight LLC and their respective subsidiaries have used all software and other materials distributed under a “free”, “open source”, or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole. None of the Company, Pluralsight LLC or any of their respective subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (i) the Company, Pluralsight LLC or any of their respective subsidiaries to permit reverse-engineering of any products or services of the Company, Pluralsight LLC or any of their respective subsidiaries, or any software code or other technology owned by the Company, Pluralsight LLC or any of their respective subsidiaries; or (ii) any products or services of the Company, Pluralsight LLC or any of their respective subsidiaries, or any software code or other technology owned by the Company, Pluralsight LLC or any of their respective subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge, except in the case of (i) and (ii) above, for the Open Source Materials themselves and otherwise such as would not have a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole.
(ff)    No material labor dispute with the employees of the Company, Pluralsight LLC or any of their respective subsidiaries exists, except as described in the Time of Sale Memorandum and the Final Memorandum, or, to the knowledge of the Company or Pluralsight LLC, is imminent; and neither the Company nor Pluralsight LLC is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.
(gg)    The Company, Pluralsight LLC and each of their respective subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; none of the Company, Pluralsight LLC or any of their respective subsidiaries have been refused any insurance coverage sought or applied for; and none of the Company, Pluralsight LLC or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum.
(hh)    The Company, Pluralsight LLC and their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations and permits, the failure of which to obtain, would not reasonably be expected to have a Material Adverse Effect, and none of the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.
(ii)    The Company, Pluralsight LLC and each of their respective subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) and to maintain asset accountability; (i) access to assets is permitted only in accordance with management’s general or specific authorization; (i) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Memorandum or the Final Memorandum is accurate. Except as described in the Time of Sale Memorandum and the Final Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s and Pluralsight LLC’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or Pluralsight LLC’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s and Pluralsight LLC’s internal control over financial reporting.
(jj)    The Company, Pluralsight LLC and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company and Pluralsight LLC), and no unpaid tax deficiency has been determined adversely to the Company, Pluralsight LLC or any of their respective subsidiaries which has had (nor do the Company, Pluralsight LLC or any of their respective subsidiaries have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company, Pluralsight LLC or any of their respective subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company, Pluralsight LLC and their subsidiaries, taken as a whole.
(kk)    As of the date of this Agreement and through and as of the Closing Date and each Option Closing Date, the Company, and to the Company’s knowledge, its directors and officers, in their capacities as such, are in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all rules and regulations promulgated thereunder applicable to the Company and its officers and directors at such time, and is taking steps designed to ensure that it will be in compliance, at all times, with the other provisions of the Sarbanes-Oxley Act when they become applicable to the Company.
(ll)    The financial statements of the Company and Pluralsight LLC included in each of the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of the Company, Pluralsight LLC and the subsidiaries of the Company and Pluralsight

LLC as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The other financial information of the Company and Pluralsight LLC included in the Time of Sale Memorandum and the Final Memorandum have been derived from accounting or other records of the Company, Pluralsight LLC and their respective subsidiaries and presents fairly in all material respects the information shown thereby.
(mm)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(nn)    The Company, Pluralsight LLC and each of their respective subsidiaries have complied, and are presently in compliance with, its privacy and data and information security policies in effect from time to time, with contractual privacy and data and information security obligations and with applicable law and regulations regarding the collection, use, transfer, storage, protection, disposal and disclosure of personally identifiable information by the Company, Pluralsight LLC and their respective subsidiaries, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole. The Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, have (i) taken commercially reasonable steps to protect the information technology assets and personally identifiable information within their control and (ii) have established and maintained commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with prevalent industry practices. The information technology systems, used by the Company, Pluralsight LLC and their respective subsidiaries in their respective businesses are adequate for, and operate and perform in a manner consistent with prevalent industry practices. To the Company’s knowledge, there has been no security breach or attack in which personally identifiable information held by the Company, Pluralsight LLC or any of their respective subsidiaries, has been accessed or acquired by an unauthorized third party.
(oo)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Time of Sale Memorandum or the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)    Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(qq)    Neither the Company or Pluralsight LLC nor, to the Company’s knowledge or Pluralsight LLC’s knowledge, any controlled affiliate of the Company or Pluralsight LLC has taken, nor will the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.
2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.5% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from March 11, 2019 to the Closing Date (as defined below).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $83,500,000 principal amount of Additional Securities at the Purchase Price. The Representatives may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice to the Company; provided that the Option Closing Date (as defined below) shall occur within a period of 13 calendar days from, and including, the Closing Date. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering sales of Securities in excess of the number of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Representatives may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.
3.    Terms of Offering. The Representatives have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial

Purchasers hereunder as soon as practicable after this Agreement is entered into as in the Representatives’ judgment is advisable.
4.    Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on March 11, 2019, or at such other time on the same or such other date, not later than March 18, 2019, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the last calendar day of the 13-calendar day period beginning on, and including, the Closing Date, as shall be designated in writing by the Representatives.
The Securities shall be in definitive form or global form, as specified by the Representatives, and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.
5.    Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:
(a)    The respective representations and warranties of the Company and Pluralsight LLC contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company, Pluralsight LLC and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be;
(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, and subsequent to the Closing Date and prior to the Option Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the

Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.
(c)    The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and Pluralsight LLC, to the effect set forth in Section 5(a) and Section 5(b) above and to the effect that the representations and warranties of the Company and Pluralsight LLC, respectively, contained in this Agreement are true and correct on the date hereof and as of the Closing Date and that the Company and Pluralsight LLC, as applicable, has complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(d)    The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati , P.C. (“WSGR”), outside counsel for the Company and Pluralsight LLC, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(e)    The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Goodwin Procter LLP (“Goodwin”), counsel for the Initial Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
With respect to Section 5(d) above and Section 5(e) above, WSGR and Goodwin may state that their opinions and beliefs are based upon their participation in the preparation of the Time of Sale Memorandum and the Final Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinion of WSGR described in Section 5(d) above shall be rendered to the Initial Purchasers at the request of the Company and Pluralsight LLC and shall so state therein.
(f)    The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(g)    The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain holders of shares of Common Stock or membership interests of Pluralsight LLC or any other securities convertible into or exercisable or exchangeable for Common Stock or membership interests of Pluralsight LLC (such shares of Common Stock, membership interests of Pluralsight LLC or such other securities collectively, the “Company and LLC Equity Securities”) and certain officers and directors of the Company and Pluralsight LLC, relating to sales and certain other dispositions of the Company and LLC Equity Securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.
(h)    The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company dated the date hereof and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, containing statements and information with respect to certain information contained in the Time of Sale Memorandum and the Final Memorandum.
(i)    The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the following conditions, and/or delivery to the Representatives on the applicable Option Closing Date of the following:
(i)    certificates dated the Option Closing Date and signed by an executive officer of each of the Company and Pluralsight LLC, confirming that the respective certificates of the Company and Pluralsight LLC delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;
(ii)    an opinion and negative assurance letter of WSGR, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(d) hereof;
(iii)    an opinion and negative assurance letter of Goodwin, counsel for the Initial Purchasers, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(e) hereof;

(iv)    a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers, independent public accountants, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;
(v)    a certificate of the Chief Financial Officer of the Company dated the Option Closing Date, substantially in the same form and substance as the letters furnished to the Initial Purchasers pursuant to Section 5(h) hereof, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus; and
(vi)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company and Pluralsight LLC, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.
(j)    A number of shares of Class A Common Stock equal to the sum of the Maximum Number of Underlying Securities shall have been approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance.
6.    Covenants of the Company and Pluralsight LLC. Each of the Company and Pluralsight LLC, jointly and severally, covenants with each Initial Purchaser as follows:
(a)    To furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request.
(b)    Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representatives reasonably object.

(c)    To furnish to the Representatives a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which the Representatives reasonably object.
(d)    If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
(e)    If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
(f)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.
(g)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and Pluralsight LLC’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (i) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (i) the cost of printing or producing any Blue Sky or legal investment memorandum, if any, in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum (such amount not to exceed $15,000), (i) any fees charged by rating agencies for the rating of the Securities, (i) the fees and expenses, if any, incurred in connection with the listing of the Underlying Securities on the Nasdaq Global Select Market, (i) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (i) the cost of the preparation, issuance and delivery of the Securities, (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of ground transportation costs and 50% of the cost of any aircraft chartered in connection with the road show (the remaining 50% of the cost of such ground transportation and aircraft to be paid by the Initial Purchasers), (i) the document production charges and expenses associated with printing this Agreement and (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
(h)    Neither the Company or Pluralsight LLC nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i)    To furnish the Representatives with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without the prior written consent of the Representatives.
(j)    While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
(k)    During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(l)    During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not, and will use its commercially reasonable efforts to not permit any person that is an affiliate (as defined in Rule 144 under the Securities Act) at such time (or has been an affiliate within the three months preceding such time) to, resell any of the Securities or the Underlying Securities which will be “restricted securities” under Rule 144 following such resale.
(m)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
(n)    To effect and maintain the listing of a number of shares of Class A Common Stock equal to the sum of the Maximum Number of Underlying Securities on The NASDAQ Global Select Market, subject to notice of official listing.
(o)    The Company will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.
(p)    To reserve and keep available at all times, free of pre-emptive rights, a number of shares of Class A Common Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the

Securities. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the Conversion Rate of the Securities.
Each of the Company and Pluralsight LLC also agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Initial Purchasers, it will not, during the period ending 75 days after the date of the Final Memorandum (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Company and LLC Equity Securities, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company and LLC Equity Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company and LLC Equity Securities, in cash or otherwise, or (3) make any public announcement of its intention to do any of the foregoing. The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement and any Underlying Securities delivered upon conversion thereof in accordance with the terms of the Indenture, (b) the issuance of shares of Common Stock by the Company or membership interests in Pluralsight LLC upon the exercise of an option or warrant or the conversion or vesting of Company and LLC Equity Securities outstanding on the date hereof of which the Initial Purchasers have been advised in writing1, (c) the issuance by the Company of any Company and LLC Equity Securities pursuant to any incentive plan or stock ownership plan in effect on the date hereof and described in the Time of Sale Memorandum and the Final Memorandum, (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any Company and LLC Equity Securities issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Memorandum, (e) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (f) the offering or sale of Common Stock by certain stockholders of the Company as described in the Time of Sale Memorandum or (g) the sale or issuance of or entry into an agreement to sell or issue Company and LLC Equity Securities in connection with one or more acquisitions of businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions; provided that the aggregate amounts of Company and LLC Equity Securities (on an as-converted, as-exercised or as-exchanged basis) that the Company or Pluralsight LLC may sell or issue or agree to sell or issue pursuant to this paragraph shall not exceed 5% of the total number of shares of Class A Common Stock of the Company issued and
1 Company to confirm how many shares can be issued pursuant to this clause.

outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis and assuming that all outstanding membership interests in Pluralsight LLC that are exchangeable for shares of Class A Common Stock are so exchanged, and provided further that each recipient of Company and LLC Equity Securities pursuant to this clause (g) shall execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.
7.    Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (i) it will sell such Securities only to persons that it reasonably believes to be QIBs that, in purchasing such Securities, are deemed to have represented and agreed as provided in the Final Memorandum under the captions “Transfer Restrictions”.
(b)    The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Indenture, to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.
8.    Indemnity and Contribution. (a) The Company and Pluralsight LLC, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors and officers, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.
(b)    Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, Pluralsight LLC, the directors of the Company and Pluralsight LLC, the officers of the Company and each person, if any, who controls the Company or Pluralsight LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Pluralsight LLC to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company or Pluralsight LLC in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, road show, the Final Memorandum or any amendment or supplement thereto.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (i) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (i) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (i) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company and Pluralsight LLC, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in such form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statements to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Pluralsight LLC on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (i) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and Pluralsight LLC on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Pluralsight LLC on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and Pluralsight LLC and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and Pluralsight LLC on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Pluralsight LLC or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.
(e)    The Company, Pluralsight LLC and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (i) any investigation made by or on behalf of any Initial Purchaser, its directors and officers, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, Pluralsight LLC, their respective officers or directors or any person controlling the Company or Pluralsight LLC and (i) acceptance of and payment for any of the Securities.
9.    Termination. The Initial Purchasers may terminate this Agreement by notice given by the Representatives to the Company and Pluralsight LLC, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The NASDAQ Global Select Market, (i) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (i) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (i) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (i) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.
10.    Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one‑tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non‑defaulting Initial Purchasers, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one‑ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one‑tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company and Pluralsight LLC for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Initial Purchaser or of the Company and Pluralsight LLC. In any such case either the Representatives or the Company and Pluralsight LLC shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
If this Agreement shall be terminated by the Initial Purchasers, or any of them, pursuant to Section 9 above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
11.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, Pluralsight LLC and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.
(b)    The Company and Pluralsight LLC acknowledge that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Pluralsight LLC or any other person, (i) the Initial Purchasers owe the Company and Pluralsight LLC only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (i) the Initial Purchasers may have interests that differ from those of the Company and Pluralsight LLC. Each of the Company and Pluralsight LLC waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
12.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
14.    Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York.
15.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and Pluralsight LLC, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
17.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department; in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and if to the Company or Pluralsight LLC, shall be delivered, mailed or sent to 182 North Union Avenue, Farmington, Utah 84025, Attention: General Counsel.

Very truly yours,

PLURALSIGHT, INC.

By:	/s/ Aaron Skonnard
	Name:	Aaron Skonnard
	Title:	Chief Executive Officer

PLURALSIGHT HOLDINGS, LLC

By:	/s/ Aaron Skonnard
	Name:	Aaron Skonnard
	Title:	Chief Executive Officer

Accepted as of the date hereof Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Melissa Knox
	Name:	Melissa Knox
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Santosh Sreenivasan
	Name:	Santosh Sreenivasan
	Title:	Managing Director

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SCHEDULE I

Initial Purchaser	Principal Amount of Firm Securities to be Purchased

Morgan Stanley & Co. LLC	255,750,000
J.P. Morgan Securities LLC	143,000,000
Barclays Capital Inc.	63,250,000
Merrill Lynch, Pierce, Fenner & Smith, Incorporated	52,250,000
Citigroup Global Markets Inc.	24,750,000
Raymond James & Associates, Inc.	5,500,000
SunTrust Robinson Humphrey, Inc.	5,500,000

Total:	$550,000,000

I-1

SCHEDULE II
Permitted Communications
Time of Sale Memorandum

1.	Preliminary Memorandum, dated March 4, 2019

2.	Pricing term sheet, dated March 6, 2019, attached hereto as Exhibit B
Permitted Additional Written Offering Communications

1.
Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities

2.	Pricing term sheet, dated March 6, 2019, attached hereto as Exhibit B
Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above

1.	Launch press release, dated March 4, 2019, in respect of the offering of Securities

2.	Pricing press release, to be dated March 6, 2019, in respect of the offering of Securities

II-1

EXHIBIT A
Form of Lock-up Agreement
____________, 2019
Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pluralsight, Inc., a Delaware corporation (the “Company”), Pluralsight Holdings, LLC (“Pluralsight LLC”), and the selling stockholders named in Schedule I to the Underwriting Agreement, providing for the offering (the “Equity Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Shares”) and/or a Purchase Agreement (the “Purchase Agreement”, and together with the Underwriting Agreement, the “Offering Agreements”), with the Company and Pluralsight LLC providing for the offering (the “Note Offering”, and together with the Equity Offering, the “Offerings”) by the several Initial Purchasers named in Schedule I to the Purchase Agreement (the “Initial Purchasers”, and together with the Underwriters, the “Purchasers”), of convertible senior notes due 2024 of the Company (the “Notes”). The Notes will be convertible into cash, shares of Class A Common Stock, or a combination thereof, at the Company’s option.
To induce the Purchasers that may participate in the Offerings to continue their efforts in connection with the Offerings, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Purchasers, he/she or it will not, during the period commencing on the date hereof and ending (and including) 75 days after the date of the final offering memoranda (the “Restricted Period”) relating to the Offerings (the “Final Memoranda”) (or if such final memoranda have different dates or if the Company chooses to pursue only one of the Offerings, then 75 days after the latest of the dates set forth on such final memoranda if different dates and 75 days after the date of the final offering memorandum for the single Offering the Company pursues), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock, the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and the Company’s Class C common stock (the “Class C Common Stock,” and collectively with the Class A Common Stock and Class B Common Stock, the “Common Stock”) or units of Pluralsight LLC (the “LLC Units”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or LLC Units (such shares of Common Stock, LLC Units or such other securities collectively, the “Securities,” and any such

Securities beneficially owned by the undersigned, the “Undersigned’s Securities”) or publicly disclose the intention to do any of the foregoing or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise.
The restrictions described in the foregoing sentence shall not apply to:
(a)    transactions relating to Securities acquired in open market transactions after the completion of the Offerings; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Securities acquired in such open market transactions;
(b)    the transfer of the Undersigned’s Securities (i) to the spouse, domestic partner, parent, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust or other entity formed for estate planning purposes for the direct or indirect benefit of the undersigned or an immediate family member, (ii) by bona fide gift, will or intestacy, [or] (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; [or (iv) by bona fide gift to a charitable organization, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, by the undersigned so long as the aggregate amount of such gift taken altogether with all such other gifts by the undersigned does not exceed 30,000 shares or LLC Units (or any other of the Undersigned’s Securities convertible or exercisable or exchangeable for such shares or LLC Units (a “Permitted Donation”))]; provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock or other Securities shall be required or shall be voluntarily made during the Restricted Period; [unless the undersigned is otherwise permitted to file a report under Section 16(a) of the Exchange Act during the Restricted Period in connection with other exceptions under this agreement in which case such filing shall include a statement to the effect that the charitable gift was made pursuant to such Permitted Donation];2
(c)    if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the transfer of the Undersigned’s Securities (i) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by, manages or is managed by or is under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a disposition, transfer or distribution by the undersigned to its stockholders, partners, members or other equity holders;
(d)    the establishment, amendment or modification of a trading plan pursuant to Rule 10b5‑1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period (except, in the case of an amendment or modification to such plan, with respect to Common Stock of the Company originally subject to such plan prior to the amendment or modification, and provided that the amendment or modification does not affect the terms or conditions
2 NTD: Bracketed language in this section to be included in the 1-2 directors with planned gifts

2

with respect to the transfer thereof) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment, amendment or modification of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period;
(e)    the sale or transfer of Common Stock pursuant to a 10b5-1 Plan in effect as of the date hereof (an “Existing Plan”), provided that (i) the expected timing and volume of any sale or transfer of shares of Common Stock pursuant to the Existing Plan are set forth on Exhibit A hereto and (ii) to the extent a public filing under the Exchange Act, if any, is required in connection with such sale or transfer, such filing shall include a statement to the effect that the sale or transfer was made pursuant to such Existing Plan;
(f)    the transfer of the Undersigned’s Securities to the Company or Pluralsight LLC in connection with the vesting or settlement of restricted stock units or incentive units or the exercise of options or other rights to purchase shares of Common Stock, in each case on a “net” or “cashless” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, including any transfer to the Company or Pluralsight LLC for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, incentive units, options or rights; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in any such report to the effect that such transfer is in connection with the vesting or settlement of restricted stock units or incentive units, or the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock, as applicable or to cover tax obligations in connection with such vesting;
(g)    [the sale by the Company (on behalf of the undersigned) of up to such number of shares of Class A Common Stock solely necessary to raise funds to satisfy the Company’s income and payroll tax withholding obligations in connection with the settlement or vesting of restricted stock units held by the undersigned that are outstanding as of the date hereof; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in any such report to the effect that such transfer was solely pursuant to the circumstances described in this clause (g), no other shares of Common Stock were sold and that the Undersigned’s Securities are subject to a lock-up agreement with the Underwriters; provided further that no other public announcement shall be required or shall be voluntarily made in connection with such transfer;]3
(h)    the transfer of the Undersigned’s Securities to the Company or Pluralsight LLC pursuant to agreements under which the Company, Pluralsight LLC or any of their respective equity holders has the option to repurchase such Securities upon termination of service of the undersigned;
(i)    the transfer of the Undersigned’s Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Securities of the Company or Pluralsight LLC involving a “change of control” (as defined below) of the Company or Pluralsight LLC occurring after the consummation of the Offerings, that has been approved by the board of directors of the Company or the board of managers of Pluralsight LLC, as the case may
3 NTD: To be included in Section 16 officer lock-ups that have RSUs vesting during the lock-up for which the Company will sell to cover the tax obligations.

3

be; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the terms of this letter;
(j)    the exchange, redemption, or repurchase of any LLC Units (or securities convertible into or exercisable or exchangeable LLC Units) and a corresponding number of shares of Class B Common Stock or Class C Common Stock, as applicable, into or for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock), or at the Company’s option, for cash or Class A Common Stock, pursuant to either an exchange agreement between the Company and certain unit holders of Pluralsight LLC or the Pluralsight LLC Fourth Amended and Restated Limited Liability Agreement, which agreement, as applicable, is described in the Final Memoranda (the “Transfer Agreement”); provided that (i) such shares of Class A Common Stock and other securities remain subject to the terms of this letter and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, redemption, or repurchase, as applicable, such announcement or filing shall include a statement to the effect that such exchange, redemption, or repurchase, as applicable, occurred pursuant to the Transfer Agreement and no transfer of the shares of Class A Common Stock or other securities received upon exchange may be made during the Restricted Period, except sales or transfers of shares of Common Stock pursuant to an Existing Plan;
(k)    the transfer of the Undersigned’s Securities that occurs pursuant to a domestic order or in connection with a divorce settlement; and
(l)    the sale and transfer of Securities by the undersigned to the Purchaser in the Offerings pursuant to the terms of the Underwriting Agreement;
provided, that (A) in the case of (b), (c) and [(j)/(k)] above, [other than in the case of a Permitted Donation]4, it shall be a condition to the transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, (B) in the case of (c), [(g)/(h)] and [(j)/(k)] above, no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock or other Securities shall be voluntarily made during the Restricted Period, and (C) in the case of [(g)/(h)] and [(j)/(k)] above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer is to the Company in connection with the repurchase of the Undersigned’s Securities or pursuant to a qualified domestic order or in connection with a divorce settlement, as the case may be.
For purposes of clause [(h)/(i)] above, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Company or Pluralsight LLC.
In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the Restricted Period, make any demand for or exercise any right with respect to,
4 NTD: Language to be included in the 1-2 directors with planned gifts

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the registration of any of the Undersigned’s Securities, if such demand would require the Company during the Restricted Period to file, or make a public announcement of its intention to file, a registration statement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities during the Restricted Period except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Purchasers are relying upon this letter in proceeding toward consummation of the Offerings. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter. This letter, and any claim, controversy or dispute arising under or related thereto, shall be governed by, and construed in accordance with, the internal laws of the state of New York. Notwithstanding anything to the contrary contained herein, this letter will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of (i) the date on which the Company advises Morgan Stanley in writing, prior to the execution of either of the Offering Agreements, that it has determined not to proceed with the Offerings, (ii) the date of termination of the Offering Agreements, or (iii) March 31, 2019, in the event that at least one of the Offering Agreements has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months. This letter shall not be amended without the prior written consent of the undersigned.
The undersigned hereby consents to receipt of this letter in electronic form and understands and agrees that this letter may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this letter, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.
Whether or not the Offerings actually occur depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement or an Underwriting Agreement, as applicable, the terms of which are subject to negotiation between the Company and the Initial Purchasers and Underwriters, respectively.

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Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:
By:
	(duly authorized signature)	(please print complete name of entity)
Name:		By:
	(please print full name)		(duly authorized signature)
Name:
(please print full name)
Title:
(please print full title)
Address:		Address:

E-mail:		E-mail:

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EXHIBIT B

[INSERT FINAL PRICING TERM SHEET]